[LETTERHEAD OF MARDEN, HARRISON & KREUTER]


CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 7, 2000, in the Registration Statement (Amendment Number 2 to Form SB-2) and related Prospectus of Phyllis Maxwell's Groups, Inc. for the registration of 1,000,000 shares of its common stock.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.



White Plains, New York
January 24, 2001